UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4491 Concession Rd 12
Stayner, Ontario	L0M 1S0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On September 8, 2026, Cronos Group Inc. (the “Company”), its indirect wholly owned subsidiary, CGM B.V. (the “Purchaser”), “Ring” International Holding AG (“Ring”), and Landewyck Tobacco S.A. (“Landewyck,” and together with Ring, the “Sellers”) entered into an amendment (the “Second SPA Amendment”) to the Share Sale and Purchase Agreement, dated December 9, 2025 (as amended, the “SPA”), relating to the acquisition by the Purchaser of all of the issued and outstanding shares of CanAdelaar B.V., a private company with limited liability (“CanAdelaar”), one of ten licensed cannabis growers in the Dutch Controlled Cannabis Supply Chain Experiment.
The Second SPA Amendment extends the Long Stop Date (as defined in the SPA) from September 9, 2026 to October 15, 2026.
Except as expressly amended by the Second SPA Amendment, the SPA remains in full force and effect in accordance with its terms.
The foregoing description of the Second SPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second SPA Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
2.1	Second Agreement to Amend the Share Purchase Agreement, dated as of September 8, 2026, by and among Cronos Group Inc., CGM B.V., “Ring” International Holding AG and Landewyck Tobacco S.A.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on September 11, 2026 is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: September 8, 2026	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer